UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 9, 2009

WORTHINGTON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On June 9, 2009, Worthington Industries, Inc. (the “Company”) announced that it has completed its previously announced cash tender offer (“Tender Offer”) for any and all of the $138.0 million outstanding principal amount of its 6.70% Notes due December 1, 2009 (“Notes”).  The Tender Offer expired at 5:00 p.m., EDT, on Monday, June 8, 2009. The Company has accepted for purchase $118.5 million of the Notes which were validly tendered pursuant to the Tender Offer, representing 85.9% of the outstanding Notes.

In accordance with the terms of the Tender Offer, the consideration paid for the Notes will be $1,025 per $1,000 principal amount of Notes, plus accrued and unpaid interest to, but not including, June 12, 2009.

Item 9.01.     Financial Statements and Exhibits

(a) through (c):  Not applicable.

(d) Exhibits.  The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued on June 9, 2009, Worthington Industries Announces Completion of Tender Offer For Its Outstanding 6.70% Notes Due December 1, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	June 9, 2009
		By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President-
Administration, General Counsel and Secretary

2